SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            _________________________

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                  May 28, 2004
                            -------------------------
                                 Date of Report
                        (Date of earliest event reported)


                            PACIFIC BIOMETRICS, INC.
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             (Exact name of registrant as specified in its charter)

           Delaware                      0-21537               93-1211114
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 (State or other jurisdiction     (Commission File No.)       (IRS Employer
      of incorporation)                                     Identification No.)

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                            220 West Harrison Street
                            Seattle, Washington 98119
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          (Address of principal executive offices, including zip code)

                                 (206) 298-0068
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              (Registrant's telephone number, including area code)

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Item 5.  Other Events and Regulation FD Disclosure.

     Effective as of May 28, 2004, we entered into a financing arrangement with Laurus Master Fund, Ltd., a New York City based investment fund ("Laurus"). The financing consists of a $2.5 million Secured Convertible Note with a term of three years. In connection with the financing, we also issued to Laurus a Warrant to purchase up to 681,818 shares of common stock at an exercise price of $1.25 exercisable at any time prior to May 28, 2011.

     Under the terms of the Note, we are obligated to make monthly payments of accrued and unpaid interest beginning on July 1, 2004. In addition, the Note provides for monthly payments of principal in the amount of $83,333.33, plus accrued and unpaid interest, commencing December 1, 2004. The Note bears interest at an initial rate equal to the prime rate plus two percent. The interest rate on the Note is subject to reduction on a month by month basis if specified conditions are met (including whether the common stock underlying the Note and the Warrant have been registered with the U.S. Securities and Exchange Commission and whether and to what extent the market price of the common stock for the five trading days preceding a particular determination date exceeds the conversion price applicable to the Note).

     For any cash payments we make on the Note, we are required to pay an amount equal to 102% of the principal amount due. In addition, we can prepay the Note at any time upon payment of an amount equal to 130% of the outstanding principal balance plus accrued and unpaid interest.

     Laurus has the option at any time to convert any or all of the outstanding principal and accrued and unpaid interest on the Note into shares of our common stock at a price of $1.06 per share (the "Conversion Price"). In addition, for each monthly payment under the Note, Laurus will be obligated to convert a portion of the monthly payment into common stock at the Conversion Price, if the average closing price of the common stock (for the five trading days immediately preceding the payment date) is greater than 115% of the Conversion Price and if the shares are registered, provided that such amount being converted cannot exceed 25% of the aggregate dollar trading volume for such five-day period. The Conversion Price is subject to certain anti-dilution adjustments, including if we issue convertible or equity securities (subject to certain exceptions) at a price less than the Conversion Price.

     As security for our obligation to Laurus, we and each of our subsidiaries granted to Laurus a blanket security interest in all of our respective assets, and we entered into a stock pledge with Laurus for the capital stock in our subsidiaries. If an event of default occurs under the Note, 130% of the unpaid principal balance on the Note, plus accrued interest, shall become immediately due and Laurus shall be entitled to payment of a default interest rate of 1.5% per month on all amounts due under the Note. Upon an event of default, Laurus will be entitled to specified remedies, including remedies under the Uniform Commercial Code.

     We have agreed to register with the Securities and Exchange Commission the shares of common stock that are issuable upon conversion of the Note and upon exercise of the Warrant. Under the registration rights agreement, we are obligated to (a) file a registration statement with the SEC on or before July 3,

2004, and (b) use our best efforts to have the Registration Statement declared effective not later than October 1, 2004. We will be required to maintain the effectiveness of the registration statement for up to three years from the closing date. If we fail to comply with our registration obligations, Laurus will be entitled to certain specified remedies, including monetary liquidated damages.

     We also agreed with Laurus that for a limited period of up to 30 days following the closing date, we may accept additional secured debt financing for up to an additional $1.0 million by an investor reasonably acceptable to us and Laurus. Any such additional amounts funded will be on a pari passu basis with Laurus' Note and otherwise on the same terms and conditions as set forth in the financing documents with Laurus.

     In conjunction with the financing, we paid a closing fee equal to $87,500 to the manager of Laurus, $29,500 for Laurus' legal and due diligence expenses and $1,500 to the escrow agent. In addition, we paid placement agent fees of $75,000 to our broker, Source Capital Group, Inc. For any amounts of the outstanding principal and accrued and unpaid interest owing on the Note that are converted into shares of our common stock, we are also obligated to pay our broker additional placement agent fees of 4% of the amount being converted, for maximum additional fees of up to $100,000. In addition, upon conversion of any amounts owing under the Note, we will issue to our broker five-year warrants to purchase up to 8% of the number of shares issued upon conversion, at an exercise price of $1.25 per share.

     The principal documents involved in the transaction are a Securities Purchase Agreement, a Master Security Agreement, a Secured Convertible Term Note, a Common Stock Purchase Warrant, a Registration Rights Agreement, a Stock Pledge Agreement, a Funds Escrow Agreement, a Subsidiary Guaranty, and a Stock Pledge Agreement, each of which is dated May 28, 2004, copies of which are attached hereto as exhibits to this report.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statement of Business Acquired

     Not Applicable

(b)  Pro Forma Financial Information

     Not Applicable

(c)  Exhibits

     10.1 Securities Purchase Agreement, dated May 28, 2004 between Pacific Biometrics, Inc. and Laurus Master Fund, Ltd.

     10.2 Secured Convertible Term Note, dated May 28, 2004, made by Pacific Biometrics, Inc. in favor of Laurus Master Fund, Ltd.

     10.3 Master Security Agreement dated May 28, 2004, among Pacific Biometrics, Inc., BioQuant, Inc., Pacific Biometrics, Inc., a Washington corporation, PBI Technology, Inc., and Laurus Master Fund, Ltd.

     10.4 Registration Rights Agreement, dated May 28, 2004, between Pacific Biometrics, Inc. and Laurus Master Fund, Ltd.

     10.5 Common Stock Purchase Warrant, dated May 28, 2004, issued by Pacific Biometrics, Inc. in favor of Laurus Master Fund, Ltd.

     10.6 Subsidiary Guaranty dated May 28, 2004, among Pacific Biometrics, Inc., a Washington corporation, BioQuant, Inc., and PBI Technology, Inc.

     10.7 Stock Pledge Agreement dated May 28, 2004, between Pacific Biometrics, Inc. and Laurus Master Fund, Ltd.

     10.8 Funds Escrow Agreement dated May 28, 2004, among Pacific Biometrics, Inc., Laurus Master Fund, Ltd. and Loeb & Loeb LLP


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: June 4, 2004

                                PACIFIC BIOMETRICS, INC.



                                By:    /s/ Ronald R. Helm
                                      -----------------------------------
                                      Ronald R. Helm, Chief Executive Officer